Exhibit 5.1

October 25, 2019

Board of Directors

Farmers National Banc Corp.

20 South Broad Street

Canfield, Ohio 44406

Ladies and Gentlemen:

We have acted as counsel to Farmers National Banc Corp., an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-4 of the Company (the “Registration Statement”) filed on October 25, 2019, with the Securities and Exchange Commission (the “Commission”), relating to the issuance and sale of up to 1,400,000 of the Company’s common shares, without par value (the “Common Shares”), pursuant to the Agreement and Plan of Merger, dated as of August 29, 2019, by and among Maple Leaf Financial, Inc., the Company and FMNB Merger Subsidiary III, LLC (the “Merger Agreement”). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of original documents to all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing examination and in reliance thereon and the assumptions made herein, we are of the opinion that the Common Shares have been duly authorized and, when issued and sold pursuant to the Registration Statement and in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and to the use of our name. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP